UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: May 28, 2024

Presto Automation Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39830	84-2968594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Industrial Road San Carlos, CA	94070
(Address of principal executive offices)	(Zip Code)

(650) 817-9012
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed:

●	On May 28, 2024, Presto Automation Inc. (“Presto” or the “Company”) entered into a Common Stock Purchase Agreement (the “First CSPA”) with Triton Funds, LP, a Delaware limited partnership (“Triton”). Pursuant to the CSPA, the Company had the right, but not the obligation, to sell to Triton up to $5,000,000 of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

●	On July 24, 2024, Presto entered into a further Common Stock Purchase Agreement (the “Second CSPA” and, together with the First CSPA, the “CSPAs”) with Triton. Pursuant to the Second CSPA, the Company had the right, but not the obligation, to sell to Triton up to $25,000,000 of shares of Common Stock.

Please refer to the Company’s current reports on Form 8-K filed on May 28, 2024 and July 25, 2024 for additional information regarding the terms of the First CSPA and the Second CSPA.

Sales of Shares Pursuant to the First CSPA and Second CSPA

The following table sets forth information about the Common Stock issued to Triton pursuant to the CSPAs.

Date of Issuance	Number of Shares	Price Per Share ($)	Proceeds ($)		Agreement
May 31, 2024	9,988,465	0.06680	667,229		First CSPA
June 4, 2024	10,190,252	0.05175	527,346		First CSPA
June 7, 2024	26,259,020	0.07590	1,993,060		First CSPA
July 31, 2024	7,790,353	0.02384	185,722		Second CSPA
July 31, 2024	15,580,706	0.02384	371,444		Second CSPA
August 1, 2024	15,580,706	0.01808	281,699		Second CSPA
August 2, 2024	15,580,706	0.01808	281,699	(1)	Second CSPA
August 7, 2024	80,000,000	0.00184	147,200		Second CSPA

(1)	The Company has not received this payment and understands that Triton is withholding such payment on the basis that it offsets the value of certain compensation that Triton asserts the Company owes Triton.

Section 7.2(f) of each CSPA permits Triton to return to the Company any unsold shares in the event that the Common Stock is delisted from the Nasdaq Stock Market (“Nasdaq”). The Common Stock was delisted from Nasdaq on August 8, 2024. The Company believes there is no risk of return of any shares set forth in the table above because the Company received confirmation from Triton that such shares were sold and, other than with respect to the one instance set forth in the table, the Company received payment for such shares.

The Company disclosed on August 12, 2024 that it had issued purchase notices to Triton in the separate amounts of 125 million, 175 million and 200 million shares as of August 11, 2024. The Company delivered 125 million shares to Triton’s brokerage account on August 12, 2024. The Company has confirmed with Triton that the shares were not sold and the parties are working to return the shares to the Company for cancellation. The Company has advised Triton that no registration statement is available to facilitate any sale of such shares.

Status of CSPAs

The Company has not sought the sale of any shares pursuant to the CSPAs subsequent to the return of the 125,000,000 shares described above. The Company is unable to use the CSPAs to raise capital absent waivers from Triton of conditions set forth in the CSPAs that the Company is currently unable to satisfy. Nevertheless, for the avoidance of doubt, the Company sent a formal notice of termination of the CSPAs to Triton on September 13, 2024. As a result, there is no possibility that the Company can issue shares pursuant to either CSPA.

Exchange Act Deregistation and Suspension of Reporting Obligations

The Company intends to terminate its registration, and suspend its obligation to file reports, under the Exchange Act by filing a Form 15 as soon as is practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTO AUTOMATION INC.

Date: September 13, 2024	By:	/s/ Guillaume Lefevre
		Name:	Guillaume Lefevre
		Title:	Chief Executive Officer

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